SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)
Robert M. Macallister
Senior Vice President and Associate General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza
New York, NY 10005-1401
Tel: (212) 552-1716
(Name, address and telephone number of agent for service)

Waste Management, Inc.

Delaware	73-1309529
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

1011 Fannin Street, Suite 4000
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Waste Management, Inc. Senior Debt Securities

GENERAL
Item 1. General Information.
     Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C., 20551
Federal Deposit Insurance Corporation, Washington, D.C., 20429.
     (b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with the Obligor and Guarantors.
     If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.
     None.

Item 16. List of Exhibits
     List below all exhibits filed as a part of this Statement of Eligibility.
     1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
     4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     5. Not applicable.
     6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
     8. Not applicable.
     9. Not applicable.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 21st day of September, 2006.

JPMORGAN CHASE BANK, N.A.

By	/s/ Mauri J. Cowen

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank, N.A.
of 1111 Polaris Parkway, Columbus, Ohio 43240
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business June 30, 2006, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$37,066
Interest-bearing balances	14,740
Securities:
Held to maturity securities	67
Available for sale securities	66,616
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	18,725
Securities purchased under agreements to resell	237,104
Loans and lease financing receivables:
Loans and leases held for sale	35,958
Loans and leases, net of unearned income	$365,437
Less: Allowance for loan and lease losses	4,964
Loans and leases, net of unearned income and allowance	360,473
Trading Assets	279,208
Premises and fixed assets (including capitalized leases)	8,083
Other real estate owned	352
Investments in unconsolidated subsidiaries and associated companies	1,886
Intangible assets:
Goodwill	23,781
Other Intangible assets	12,270
Other assets	48,351
TOTAL ASSETS	$1,144,680

Dollar Amounts
in Millions
LIABILITIES
Deposits
In domestic offices	$434,752
Noninterest-bearing	$139,460
Interest-bearing	295,292
In foreign offices, Edge and Agreement subsidiaries and IBF’s	193,840
Noninterest-bearing	$7,517
Interest-bearing	186,323

Federal funds purchased and securities sold under agree- ments to repurchase:
Federal funds purchased in domestic offices	12,310
Securities sold under agreements to repurchase	150,835
Trading liabilities	129,826
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	64,158
Subordinated notes and debentures	19,637
Other liabilities	47,250
TOTAL LIABILITIES	1,052,608
Minority Interest in consolidated subsidiaries	2,710

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	59,486
Retained earnings	29,194
Accumulated other comprehensive income	(1,103)
Other equity capital components	0
TOTAL EQUITY CAPITAL	89,362

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	1,144,680

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON , JR.	)
JAMES DIMON	) DIRECTORS
MICHAEL J. CAVANAGH	)